Exhibit 21.1

SUBSIDIARIES

Entity Name	Jurisdiction of Incorporation or Formation

1100 Compton, LLC	Delaware

AIBD Insurance Company IC	Delaware

Alliance of Professional Service Organizations, LLC	Delaware

Allied Producers Reinsurance Company, Ltd	Bermuda

American Capital Acquisition Investments S.A.	Luxembourg

America’s Health Care/RX Plan Agency, Inc.	Delaware

Association of Independent Beverage Distributors, LLC	Delaware

Care Financial of Texas, LLC	Texas

ClearSide General Insurance Services, LLC	California

Distributor Innovations and Benefit Savings Solutions, LLC	Delaware

Distributors Insurance Company PCC	Delaware

Euro Accident Health and Care Insurance Aktiebolag	Sweden

GM Motor Club, Inc.	North Carolina

Integon Casualty Insurance Company	North Carolina

Integon General Insurance Corporation	North Carolina

Integon Indemnity Corporation	North Carolina

Integon National Insurance Company	North Carolina

Integon Preferred Insurance Company	North Carolina

MIC General Insurance Corporation	Michigan

National General Alpha Re	Luxembourg

National General Assurance Company	Missouri

National General Beta Re	Luxembourg

National General Holdings BM, Ltd	Bermuda

National General Holdings Luxembourg, s.a.r.l.	Luxembourg

National General Insurance Company	Missouri

National General Insurance Luxembourg, S.A	Luxembourg

National General Insurance Management Ltd	Bermuda

National General Insurance Marketing, Inc.	Missouri

National General Insurance Online, Inc.	Missouri

National General Life Insurance Europe, S.A.	Luxembourg

National General Lux RE I S.A.	Luxembourg

National General Management Corp.	Delaware

National General Re Ltd	Bermuda

National General Reinsurance Broker Ltd	Bermuda

National Health Insurance Company	Texas

New South Insurance Company	North Carolina

Personal Express Insurance Company	California

Personal Express Insurance Services, Inc.	California

Professional Services Captive Corporation IC	Delaware

Red Partners Operating Solutions, LLC	Delaware

Reliant Financial Group, LLC	Oregon

The Association Benefits Solution, LLC	Delaware

Velapoint, LLC	Washington